UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

WATCHIT TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-21956	74-1613155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

229 Airport Road, Ste. 7-151, Arden, NC 28704
(Address of principal executive offices)

Registrant's telephone number, including area code: (828) 681-5152

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO THE ARTICLES OF INCORPORATION

Effective February 22, 2011, the registrant's Board of Directors, without the requirement of shareholder approval, approved the designation of a series of its authorized but unissued Preferred Stock as follows:

5,000,000 shares as Series D Convertible Preferred Stock;

This action became effective upon filing the Amendment on February 23,2011, with the Nevada Secretary of State.

ITEM 8.01 OTHER EVENTS

Effective March 3, 2011, the Board of Directors approved and accepted the Exchange Agreement (the "Agreement") between the Registrant and Air Pure Systems Development, Inc. in regards to exchanging Common shares of the Registrant for Series D Preferred shares of the Registrant at a rate of 250 Common shares for 1 Series D Preferred share. The Agreement is attached as an Exhibit.

ITEM 9.01 EXHIBITS

Exhibit No.	Description

9.1	Air Pure Systems Development, Inc. Exchange Agreement
9.2	Articles of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WatchIt Technologies, Inc.

Dated: March 8, 2011	By: /s/ Max Bennett
MAX BENNET
Chief Executive Officer